EXHIBIT 31.2

CERTIFICATION BY OFFICER

I, Christopher Downs, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A for the year ended December 31, 2022 of CNS Pharmaceuticals, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: May 1, 2023	By:	/s/ Christopher Downs
Christopher Downs
Chief Financial Officer